INDEPENDENT AUDITOR'S CONSENT

We do hereby consent to the use of our report dated May 9, 2001 on the financial statement of Raquel, Inc. (a Nevada corporation) included in and made part of the registration statement of Raquel, Inc. Dated December 20, 2001.

December 20, 2001


/s/ Oppenheim & Ostrick
Gil Ostrick
Oppenheim & Ostrick, CPA's
Certified Public Accountants